1100 LOUISIANA, SUITE 4600 HOUSTON, TEXAS 77002-5294 TEL (713) 651-9191 SUITE 2800, 350 7TH STREET, S.W. CALGARY, ALBERTA T2P 3N9 TEL (403) 262-2799 TBPELS REGISTERED ENGINEERING FIRM F-1580 555 SEVENTEENTH STREET, SUITE 985 DENVER, COLORADO 80202 (303) 339-8110 Exhibit 23.2 CONSENT OF INDEPENDENT PETROLEUM ENGINEERS We have issued our summary report dated January 5, 2026 on the review of the estimated future reserves and income attributable to wells in which Texas Pacific Land Corporation (the “Company”) has a mineral or royalty interest, as of December 31, 2025. As independent oil and gas consultants, we hereby consent to the inclusion of our report and the information contained therein referenced in this Annual Report on Form 10-K of the Company (this “Annual Report”) and to all references to our firm in this Annual Report. We hereby also consent to the incorporation by reference of such reports and the information contained therein in the Registration Statements of the Company on Form S-8 (File No. 333-261938) and Form S-3ASR (File No. 333-279228). Very truly yours, /s/ Ryder Scott Company, L.P. Ryder Scott Company, L.P. Denver, Colorado February 18, 2026